SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. 1)

Filed by the Registrant   [X]

Filed by a Party other than the Registrant   [   ]

Check the appropriate box:
[X]	Preliminary Proxy Statement	[ ]	Confidential, for Use of the Commission Only
[ ]	Definitive Proxy Statement		(as permitted by Rule 14a-6(e)(2)
[ ]	Definitive Additional Materials
[ ]	Soliciting Material under Rule 14a012

Cal-Maine Foods, Inc.
(Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

[X]	No Fee required.
[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
[ ]	Fee paid previously with preliminary materials.

[ ]
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

PRELIMINARY COPIES

CAL-MAINE FOODS, INC.

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
APRIL 14, 2004

TO THE SHAREHOLDERS:

        Pursuant to the call of the Board of Directors of the Company adopted at a regular meeting on January 26, 2004, a special meeting of the shareholders of Cal-Maine Foods, Inc. will be held at the corporate offices of Cal-Maine Foods, Inc. at 3320 Woodrow Wilson Drive, Jackson, Mississippi 39209, at 9:30 a.m. (Local time), on April 14, 2004, to consider and vote on:

1.	Amendments of the Certificate of Incorporation of the Company to (a) increase the number of authorized shares of Common Stock from 30,000,000 shares to 60,000,000 shares, (b) increase the number of authorized shares of Class A Common Stock from 1,200,000 shares to 2,400,000 shares, and (c) issue one additional share for each issued share of the same class held by shareholders of record, or as a treasury share, as of the date of the special meeting. Each of the amendments will be voted upon as a separate proposal. However, none of the amendments proposed will be approved unless all are approved.

2.	Such other matters as may properly come before the Special Meeting or any adjournments thereof.

        February 26, 2004 has been fixed as the record date for determination of shareholders entitled to vote at the Special Meeting and to receive notice thereof. The date of the special meeting has been fixed as the record date to determine shareholders entitled to receive additional shares as authorized by the amendment to the Certificate of Incorporation.

        The directors sincerely desire your presence at the meeting. However, so that we may be sure your vote will be included, please sign, date and return the enclosed proxy card promptly. A self-addressed, postage-paid return envelope is enclosed for your convenience.

FOR THE BOARD OF DIRECTORS /s/ Bobby J. Raines BOBBY J. RAINES SECRETARY

DATED:  March 17, 2004

SHAREHOLDERS ARE URGED TO VOTE BY DATING, SIGNING AND RETURNING THE ENCLOSED PROXY CARD IN THE ENCLOSED ENVELOPE TO WHICH NO POSTAGE NEED BE AFFIXED IF MAILED IN THE UNITED STATES.

PRELIMINARY COPIES

PROXY

CAL-MAINE FOODS, INC.

THIS PROXY IS BEING SOLICITED BY THE COMPANY’S BOARD OF DIRECTORS.

        The undersigned hereby appoints Fred R. Adams, Jr. and Bobby J. Raines, or either of them, as proxies with the power to appoint their substitutes and hereby authorizes them to represent and vote, as designated below, all the shares of Common Stock of Cal-Maine Foods, Inc. (the “Company”), held of record by the undersigned on February 26, 2004, at the Special Meeting of Stockholders of the Company, to be held on April 14, 2004, and at any adjournment thereof, with all powers the undersigned would possess if personally present.

1.	To amend the Certificate of Incorporation of the Company to increase the number of authorized shares of Common Stock of a par value of $.01 from 30,000,000 to 60,000,000 shares.
|_|	FOR
|_|	AGAINST

2.	To amend the Certificate of Incorporation of the Company to increase the number of authorized shares of Class A Common Stock of a par value of $.01 from 1,2000,000 to 2,400,000 shares thereby increasing the authorized capital stock from a total of 31,200,000 shares to 62,400,000 shares.
|_|	FOR
|_|	AGAINST

3.	To amend the Certificate of Incorporation of the Company to issue one additional share for each share of the same class held by shareholders of record, or as a treasury share, on the date of the special meeting.
|_|	FOR
|_|	AGAINST

4.	To vote upon such other business as may properly come before the meeting and any adjournments thereof.
|_|	YES
|_|	NO

        When properly executed, this proxy will be voted in the manner directed. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR EACH AMENDMENT OF THE CERTIFICATE OF INCORPORATION OF THE COMPANY AS DESCRIBED ABOVE. NONE OF THE AMENDMENTS WILL BE APPROVED UNLESS ALL ARE APPROVED. The undersigned hereby revokes any proxy heretofore given by the undersigned to vote at the Special Meeting. This proxy may be revoked prior to its exercise, either in person or in writing.

Signature

Signature if held jointly
_______________________________, 2004
1.	Sign your name exactly as it appears on the label.
2.	When signing as attorney, executor, administrator, trustee, or guardian, please state full title as such.
3.	If a corporation, please sign in full corporate name by president or other authorized officer.
4.	If a partnership, please sign in partnership name by authorized person.
5.	When shares are held jointly, both stockholders must sign this proxy.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY USING THE ENCLOSED POSTAGE-PAID ENVELOPE.

PRELIMINARY COPIES

PROXY

CAL-MAINE FOODS, INC.

THIS PROXY IS BEING SOLICITED BY THE COMPANY’S BOARD OF DIRECTORS.

        The undersigned hereby directs the Trustee of the Cal-Maine Foods, Inc. Employee Stock Ownership Plan to vote, as designated below, all the shares of Common Stock of Cal-Maine Foods, Inc. (the “Company”), held for the account of the undersigned in the Plan on February 26, 2004, at the Special Meeting of Stockholders of the Company, to be held on April 14, 2004, and at any adjournment thereof, with all powers the undersigned would possess if personally present.

1.	To amend the Certificate of Incorporation of the Company to increase the number of authorized shares of Common Stock of a par value of $.01 from 30,000,000 to 60,000,000 shares.
|_|	FOR
|_|	AGAINST

2.	To amend the Certificate of Incorporation of the Company to increase the number of authorized shares of Class A Common Stock of a par value of $.01 from 1,2000,000 to 2,400,000 shares thereby increasing the authorized capital stock from a total of 31,200,000 shares to 62,400,000 shares.
|_|	FOR
|_|	AGAINST

3.	To amend the Certificate of Incorporation of the Company to issue one additional share for each share of the same class held by shareholders of record, or as a treasury share, on the date of the special meeting.
|_|	FOR
|_|	AGAINST

4.	To vote upon such other business as may properly come before the meeting and any adjournments thereof.
|_|	YES
|_|	NO

        When properly executed, this proxy will be voted in the manner directed. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR EACH AMENDMENT OF THE CERTIFICATE OF INCORPORATION OF THE COMPANY AS DESCRIBED ABOVE. NONE OF THE AMENDMENTS WILL BE APPROVED UNLESS ALL ARE APPROVED. The undersigned hereby revokes any proxy heretofore given by the undersigned to vote at the Special Meeting. This proxy may be revoked prior to its exercise, either in person or in writing.

Signature

Signature if held jointly
_______________________________, 2004
1.	Sign your name exactly as it appears on the label.
2.	When signing as attorney, executor, administrator, trustee, or guardian, please state full title as such.
3.	If a corporation, please sign in full corporate name by president or other authorized officer.
4.	If a partnership, please sign in partnership name by authorized person.
5.	When shares are held jointly, both stockholders must sign this proxy.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY USING THE ENCLOSED POSTAGE-PAID ENVELOPE.

PRELIMINARY COPIES

CAL-MAINE FOODS, INC.
3320 Woodrow Wilson Drive
Jackson, Mississippi 39209

PROXY STATEMENT FOR SPECIAL MEETING
OF SHAREHOLDERS TO BE HELD APRIL 14, 2004

The information set forth in this proxy statement is furnished in connection with the special meeting of shareholders of Cal-Maine Foods, Inc. (the “Company”) to be held on April 14, 2004 at 9:30 a.m., local time, at our headquarters, 3320 Woodrow Wilson Drive, Jackson, Mississippi for the purpose of considering amendments to the Certificate of Incorporation of the Company to (a) increase the number of authorized shares of Common Stock from 30,000,000 to 60,000,000 shares, (b) increase the number of authorized shares of Class A Common Stock from 1,200,000 to 2,400,000 shares and (c) issue one additional share of the same class for each share held by shareholders of record, or as a treasury share, on the date of the special meeting. For convenience, the amendments are sometimes collectively referred to as the "Amendment" in this proxy statement. Our telephone number is 601-948-6813. The terms “we,” “us” and “our” used in this proxy statement mean the Company.

Additional copies of the Notice, Proxy Statement and Proxy card will be furnished without charge to any shareholder upon written request to: Cal-Maine Foods, Inc., ATTN: Bobby J. Raines, Secretary, Post Office Box 2960, Jackson, Mississippi 39207. A list of the shareholders of record on the record date will be available for inspection at the above address for ten days preceding the date of the Special Meeting.

Our Board of Directors is soliciting the enclosed proxy. The proxy may be revoked by a shareholder at any time before it is voted by filing with our Secretary a written revocation or a duly executed proxy bearing a later date. The proxy also may be revoked by a shareholder attending the meeting, withdrawing the proxy, and voting in person.

All expenses incurred in connection with the solicitation of proxies will be paid by us. In addition to the solicitations of proxies by mail, our directors, officers, and regular employees may solicit proxies in person or by telephone. We will, upon request, reimburse banks, brokerage houses and other institutions, and fiduciaries for their expenses in forwarding proxy material to their principals. No proxies will be solicited via the Internet or web site posting.

This proxy statement, the enclosed forms of proxy and the other accompanying materials are first being mailed to shareholders on or about March 17, 2004. Shareholders of record at the close of business on February 26, 2004, are eligible to vote at the special meeting. As of the record date, 10,904,697 shares of our Common Stock were outstanding, and 1,200,000 shares of our Class A Common Stock were outstanding. Each share of Common Stock is entitled to one vote on each matter to be considered at the Special Meeting. Each share of Class A Common Stock is entitled to ten votes on each such matter.

Shares represented by a properly executed and returned proxy card will be voted at the special meeting in accordance with the instructions indicated thereon. If no instructions are indicated, the person or persons named in the proxy will vote:

*	for each of the proposed amendments to the Company's Certificate of Incorporation

*	in their discretion with respect to such other business as may come before the special meeting.

Each amendment to the Certificate of Incorporation requires that a majority of votes that may be cast by holders of Common Stock and Class A Common Stock be voted in favor of the amendment. Unless all three of the proposed amendments to the Certificate of Incorporation are approved by the requisite vote, none of the amendments will be approved. Abstentions and broker non-votes are counted only for purposes of determining whether a quorum is present at the meeting.

In accordance with our by-laws and Delaware law, the Board will appoint two inspectors of election. The inspectors will take charge of and will count the votes and ballots cast at the special meeting and will make a written report on their determination. We encourage you to read this entire document carefully.

OWNERSHIP OF VOTING SECURITIES BY CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information as to the beneficial ownership of our Common Stock and Class A Common Stock as of February 10, 2004, by:

*	each person known by us to beneficially own more than 5% of the class outstanding,

*	each director, each executive officer and by all directors and executive officers as a group.

	Common Stock and Class A Common Stock
	Number of Shares (1)			Percent of Class		Percent of Total
Name of Beneficial Owner (2)	Common		Class A	Common	Class A	Voting Power(3)
Fred R. Adams, Jr	4,115,408	(4)(5)	1,085,000	37.8	90.4	65.4

Cal-Maine Foods, Inc. Employee
Stock Ownership Plan	2,931,176		--	26.9	--	12.8

Richard K. Looper	76,471	(6)	--	*		*

Adolphus B. Baker	233,042	(7)	115,000	2.2	9.6	1.5

Bobby J. Raines	96,479	(8)(9)	--	*		*

Jack B. Self	42,901	(9)(10)	--	*		*

Joe M. Wyatt	27,409	(8)(11)	--	*		*

Charles F. Collins	59,828	(8)(12)	--	*		*

W. D. (Jack) Cox	-0-		--	*		*

R. Faser Triplett, M.D	12,000		--	*		*

Letitia C. Hughes	3,000		--	*		*

All directors and executive officers
as a group (ten persons) (13)	4,673,538		1,200,000	42.9	100.00	72.8

* Less than 1%

(1)	The information as to beneficial ownership is based on information known to us or statements furnished to us by the beneficial owners. As used in this table “beneficial ownership” means the sole or shared power to vote or to direct the voting of a security, or the sole or shared investment power with respect to a security (i.e. the power to dispose of, or direct the disposition of a security). For purposes of this table, a person is deemed as of any date to have “beneficial ownership” of any security that such person has the right to acquire within 60 days after such date, such as under our Stock Option Plans.

(2)	The address of each person, except W.D. Cox, R. Faser Triplett, M.D. and Letitia C. Hughes is Cal-Maine Foods, Inc., 3320 Woodrow Wilson Drive (Post Office Box 2960), Jackson, Mississippi 39207. Mr. Cox’s address is 1161 Oak River Road, Memphis, Tennessee 38120; Dr. Triplett’s address is 404 West Parkway, Ridgeland, Mississippi 39157; Ms. Hughes’ address is P.O. Box 291, Jackson, Mississippi 39205

(3)	Percent of total voting power is based on the total votes to which the Common Stock (one vote per share) and Class A Common Stock (ten votes per share) are entitled.

(4)	The number of shares shown in the table include 402,831 shares of Common Stock owned by Mr. Adams’ spouse, separately and as to which Mr. Adams disclaims beneficial ownership.

(5)	Includes 265,217 shares accumulated under the Cal-Maine Foods, Inc. Employee Stock Ownership Plan (“ESOP”).

(6)	Includes 40,342 shares accumulated under ESOP.

(7)	Includes 85,272 shares owned by Mr. Baker’s spouse separately and as custodian for their children as to which Mr. Bakers disclaims any beneficial ownership and 35,692 shares accumulated under the ESOP.

(8)	Holding includes the following shares which may be acquired upon the exercise of exercisable options outstanding under the Cal-Maine Foods, Inc. 1999 Stock Option Plan: Bobby J. Raines — 1,000 shares; Joe M. Wyatt — 4,000 shares and Charles F. Collins — 2,000 shares.

(9)	Includes 12,339 shares accumulated under the ESOP.

(10)	Includes 26,101 shares accumulated under the ESOP.

(11)	Includes 11,208 shares accumulated under the ESOP.

(12)	Includes 9,403 shares accumulated under the ESOP.

(13)	Includes shares as to which Messrs. Adams and Baker disclaim any beneficial ownership. See Notes (4) and (7) above.

The shares of Common Stock accumulated in the ESOP, as indicated in Notes (5) through (12) above, also are included in the 2,931,176 shares shown in the table as owned by the ESOP.

PROPOSED AMENDMENTS TO
CERTIFICATE OF INCORPORATION
AND
TWO FOR ONE STOCK SPLIT

At a regular meeting of the Board of Directors of the Company held on January 26, 2004, the directors unanimously voted to recommend to the Company’s shareholders that the Company’s Certificate of Incorporation be amended to facilitate a two for one stock split of the Company’s Common Stock and Class A Common Stock. The split would be effected through amendments to the Company’s Certificate of Incorporation and the issuance of one additional share for each share of the same class outstanding, and each share held as a treasury share, on the date of the Special Meeting. The directors also voted to maintain the current annual dividend rate of 5 cents per share of Common Stock and 4.75 cents per share of Class A Common Stock. The result of maintaining the same rate of dividend, if the amendments are approved, will be to double the amount of dividends paid to the Company’s shareholders.

The Company is presently authorized to issue 30,000,000 shares of Common Stock and 1,200,000 shares of Class A Common Stock. As of the record date, 17,565,200 shares of Common Stock were issued and either outstanding (10,904,697 shares) or held as treasury shares (6,660,503 shares). The Company does not presently have sufficient Common Stock authorized and unissued to accomplish the proposed stock split. The Company presently has 1,200,000 shares of Class A Common Stock issued and outstanding out of 1,200,000 shares authorized leaving no shares available for issuance as a result of the proposed stock split.

The recommendation of the Board of Directors to the shareholders is to vote for the amendments to increase the authorized Common Stock from 30,000,000 shares to 60,000,000, increase the authorized Class A Common Stock from 1,200,000 shares to 2,400,000 shares and effect the two for one stock split.

Based on the Common Stock issued as of February 26, 2004, the proposed two for one stock split will result in 17,565,200 additional shares of Common Stock being issued, leaving 42,432,800 shares of the total authorized 60,000,000 shares of Common Stock available for such use as the Board of Directors may direct. While the Board of Directors has no present plans for the issuance of additional shares of Common Stock, use in future acquisitions or in connection with future stock options are possible utilizations.

After issuance of the shares in the stock split, 2,578,700 shares of Common Stock will be reserved to cover existing outstanding stock options and the conversion rights of the issued and outstanding, and to be issued Class A Common Stock.

All of the additional shares of Class A Common Stock proposed to be authorized will be issued to accomplish the split of the currently issued and outstanding Class A Common Stock.

EFFECT OF THE PROPOSED STOCK SPLIT

As a result of the proposed stock split, each holder of the Common Stock and of the Class A Common Stock of the Company as of the date of the Special Meeting will receive one additional share of Common Stock or Class A Common Stock, as the case may be, for each share held. This will double the number of shares of Common Stock and Class A Common Stock outstanding. The number of shares of Common Stock held as treasury shares also will double.

The increase in number of shares of Common Stock and Class A Common Stock outstanding will, in each case, cause their per share book value to be reduced by approximately 50% and correspondingly, earnings (loss) per share will be reduced. Shareholder equity will be unchanged.

While there is no assurance as to the effect of the proposed stock split on the market price of the Common Stock, it is probable that the market price for the publicly traded Common Stock initially will be reduced by approximately 50%. The Common Stock is traded on NASDAQ and the longer term impact of the split cannot be predicted.

REASONS FOR THE STOCK SPLIT

The Board of Directors believes that increasing the number of shares of Common Stock held by shareholders would be beneficial inasmuch as the larger “float” resulting from the stock split should cause the Common Stock to trade at more moderate levels than at the present. This could broaden and diversify the investor population interested in the Company’s Common Stock. The larger float could, the Board feels, make the Common Stock more attractive to different types of investors, such as institutions and investment companies, that might otherwise be reluctant to take a position in a security with a relatively low number of publicly traded shares, as is now the case with the Company’s Common Stock.

If, as the Company anticipates, the market price of the Company’s Common Stock is reduced by approximately one half as a result of the split, more investors may be interested in taking a position in the Company’s Common Stock as a result of the potentially greater liquidity which the Company’s shareholders would then have.

The Board of Directors has determined that the current per share dividend rate being paid on the Common Stock and Class A Common Stock will not be changed. As a result, the total sum paid annually to the shareholders in dividends will be doubled. The amount of any dividends that may be paid at any time will, of course, depend of the results of the Company’s operations, its capital requirements and other relevant factors.

In making its decision to maintain the same current per share dividend rate after the stock split as before, the Board of Directors was cognizant of the presently favorable income tax rate applicable to corporate dividends. The Board was of the opinion that increasing funds available to shareholders through dividends at an advantageous tax rate would be highly desirable.

The Board also felt it would be prudent to seek an increase in the number of shares of authorized Common Stock to ensure that sufficient shares would be available for future use.

Change Resulting from the Amendment to the Certificate of Incorporation

The only changes in the Certificate of Incorporation which will result from the proposed Amendment will be to increase the number of authorized shares of Common Stock and Class A Common Stock, and to reclassify each share of Common Stock and Class A Common Stock into two shares of Common Stock and Class A Common Stock, as described herein. All other provisions, including all rights, privileges and characteristics of both the Common Stock and the Class A Common Stock will remain unchanged.

Description of Common Stock

The Amendment will increase the amount of authorized Common Stock from 30,000,000 shares to 60,000,000 shares. Par value of the Common Stock will remain at one cent ($.01) per share.

With the Amendment, each holder of Common Stock of record on the date of the special meeting shall be entitled to receive as soon as practicable, and without surrender of existing certificates of Common Stock, a certificate or certificates representing one additional share of Common Stock for each one share of such Common Stock held of record on the date of the special meeting. The Common Stock will continue to have cumulative voting rights, in the election for directors of the Company. Under cumulative voting, each shareholder is entitled to cast as many votes as he or she has the right to cast (before cumulative votes) multiplied by the number of directors to be elected. All of such votes may be cast for a single director or may be distributed among the nominees to be voted for as the shareholder sees fit.

Dividends and distributions may be declared and paid on Common Stock as from time to time determined by the Board of Directors. Dividends or distributions will be paid upon Common Stock out of any source at the time legally available for such purposes.

The Common Stock cannot be combined or subdivided unless at the same time there is a proportionate combination or subdivision of the Class A Common Stock. If the Class A Common Stock is combined or subdivided, a proportionate combination or subdivision of the Common Stock, must be effected at the same time.

Except for the right of cumulative voting in the election of directors, as described above, each share of the Common Stock shall continue to have one vote per share of Common Stock.

The Common Stock and the Class A Common Stock, which is described below, shall together vote as a class provided that the holders of the Common Stock shall have one vote per share and the holders of the Class A Common Stock shall have ten votes per share.

If there are no shares of Class A Common Stock outstanding, the holders of the Common Stock shall have exclusive voting powers on all matters. Similarly, the holders of the Class A Common Stock will have exclusive voting power on all matters at any time if no shares of Common Stock are issued and outstanding.

Although the number of shares of Common Stock held as treasury shares will double as a result of the stock split, treasury shares are not voted, nor do they otherwise participate in any dividends or distributions paid by the Company.

Description of Class A Common Stock

The amount of the authorized Class A Common Stock will be increased from 1,200,000 to 2,400,000 shares. The par value of the Class A Common Stock will remain at one cent ($.01) per share.

With the Amendment, each holder of Class A Common Stock of record on the date of the special meeting shall be entitled to receive as soon as practicable, and without surrender of existing certificates of Class A Common Stock, a certificate or certificates representing one additional share of Class A Common Stock for each one share of such Common Stock held of record on the date of the special meeting. The Class A Common Stock will continue to have cumulative voting rights, in the election for directors of the Company. Under cumulative voting, each shareholder is entitled to cast as many votes as he or she has the right to cast (before cumulative votes) multiplied by the number of directors to be elected. All of such votes may be cast for a single director or may be distributed among the nominees to be voted for as the shareholder sees fit.

Except for the right of cumulative voting described above, each share of Class A Common Stock has 10 votes per share on all matters that may be submitted to a vote or consent of the shareholders.

The Common Stock and the Class A Common Stock vote together as a class provided that the holders of Common Stock have one vote per share and the holders of the Class A Common Stock have 10 votes per share.

The holders of Common Stock have exclusive voting power on all matters at any time if no shares of Class A Common Stock are issued and outstanding. And, correspondingly, the holders of Class A Common Stock have exclusive voting power on all matters at any time if no shares of Common Stock are issued and outstanding.

No dividends may be declared or paid to the holders of Class A Common Stock unless a dividend payable to the holders of Common Stock is declared and paid concurrently.

The Class A Common Stock is convertible into Common Stock of the Company at the rate of one share of Common Stock for each share of Class A Common Stock converted.

The convertibility rights of the Class A Common Stock are subject to adjustment from time to time in the event of any capital reorganization or reclassification of stock of the Company or consolidation or merger of the Company with or into another corporation .

There are no Class A Common Stock treasury shares.

The Company is required at all times to reserve and keep available out of the authorized and un-issued shares of Common Stock, the number of shares sufficient to cover the conversion of the outstanding Class A Common Stock.

The issuance and ownership of the Class A Common Stock is restricted. Such stock may be issued only to Fred R. Adams, Jr. Chairman of the Board of Directors and Chief Executive Officer of the Company, and members of his immediately family. Immediately family is defined as Mr. Adams, his spouse, his natural children, his sons-in-law and his grandchildren. Should any share of Class A Common Stock be deemed to be owned by any person other than a member of the immediate family of Mr. Adams, the voting power of such stock shall be reduced from 10 votes per share to one vote per share.

In the event that any share of Class A Common Stock is transferred of record to any person that is not a member of the immediate family of Fred R. Adams, Jr., such stock should be automatically converted into Common Stock on a share per share basis.

The pledge or other hypothecation by a holder of Class A Common Stock shall not be considered a transfer of ownership.

No dividend or distribution may be declared or paid upon the Class A Common Stock unless concurrently a dividend or distribution is also declared and paid upon the shares of Common Stock. The amount of any cash dividend or distribution payable on the shares of Class A Common Stock shall be in an amount equal to 95 % of any cash dividend or distribution paid on Common Stock.

As long as any of the shares of the Class A Common Stock are outstanding, the consent of not less than 66 2/3 % of the total shares of Class A Common Stock outstanding are required to (1) alter an change that rights and privileges of Class A Common Stock; (2) to amend any provision of Paragraph 4 of the Certificate of Incorporation effecting the Class A Common Stock or (3) effect any re-classification or re-capitalization of the Company’s capital stock.

See Exhibit 1 for the full text of Section 4 of the Company’s Certificate of Incorporation as proposed to be amended. The only changes are in the first paragraph of Section 4 that reflects the increase in the number of shares of the Company’s authorized shares of Capital Stock, and in the first paragraphs under the headings "Common Stock" and "Class A Common Stock" in Section 4, as set forth therein. All other provisions of the Certificate of Incorporation will remain unchanged.

The proposed stock split will not result in any dilution to any shareholder nor will it effect the relative percentage ownership among the Company’s shareholders.

Shareholder Proposals

Shareholder proposals for the 2004 Annual Meeting must be received in writing by the Company no later than June 15, 2004, which is 120 days prior to the date on which we plan to mail proxy materials relating to that meeting, to be considered for inclusion in the Company’s proxy materials for the 2004 Annual Meeting, if needed. Shareholder proposals should be addressed to Cal-Maine Foods, Inc., Post Office Box 2960, Jackson, Mississippi 39207, Attention: Secretary. No shareholder proposals were received for inclusion in the proxy materials for the 2003 meeting.

Other Matters

The Board of Directors is not aware of any other matters which may come before the meeting. However, if any other matters are properly brought before the meeting, the proxies in the enclosed proxy will vote in accordance with their best judgment on such matters.

Holders of Common Stock are urged to complete, sign and date the accompanying proxy card and return it in the enclosed envelope. No postage is necessary if the proxy card is mailed in the United States.

By order of the Board of Directors /s/ Bobby J. Raines Bobby J. Raines Secretary

EXHIBIT 1

AMENDMENT TO ARTICLE FOUR OF THE
CERTIFICATE OF INCORPORATION OF CAL-MAINE FOODS, INC.

        4.     The amount of capital stock which the Corporation is authorized to issue shall be 62,400,000 shares of Capital Stock and shall consist of (a) 60,000,000 shares of Common Stock with a par value of one cent ($.01) per share and (b) 2,400,000 shares of Class A Common Stock with a par value of One Cent ($.01) per share.

        No holder of Capital Stock of the Corporation shall have any pre-emptive right to subscribe to any stock of the Corporation or to any security convertible into stock of the Corporation.

        The designations, preferences, privileges, and voting powers of the aforesaid classes of stock of the Corporation and the restrictions, limitations, and qualifications thereof are as follows:

COMMON STOCK

        Each share of Common Stock of the Corporation of the par value of one cent ($.01) issued and outstanding or held in the treasury of the Corporation immediately before the close of business on the date this Amended Certificate of Incorporation becomes effective (the “Effective Time”) is hereby reclassified and changed into two (2) fully paid and non-assessable shares of Common Stock of the Corporation of the par value of one cent ($.01) each, (the “Common Stock”) and each holder of record of a certificate for one or more shares of the Common Stock of the par value of one cent ($.01) of the Corporation as of the Effective Time shall be entitled to receive as soon as practicable, and without surrender of such certificate, a certificate or certificates representing one (1) additional share of Common Stock for each one share of such Common Stock represented by the certificate of such holder.

        At all elections of directors of the Corporation, each holder of the Common Stock shall be entitled to as many votes as shall equal the number of votes which (except for such provisions as to cumulative voting) he would be entitled to cast for the election of directors with respect to his shares of stock multiplied by the number of directors to be elected, and he may cast all of such votes for a single director or may distribute them among the number to be voted for, or for any two or more of them as he may see fit.

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        Except for the right of cumulative voting in relation to the election of directors as set forth above, the holders of the Common Stock shall be entitled to one vote per share of Common Stock.

        The Common Stock and the Class A Common Stock of the Corporation of the par value of one cent ($.01) referred to under “Class A Common Stock” below (the “Class A Common Stock”) shall together vote as a class provided that the holders of Common Stock shall have one vote per share and the holders of Class A Common Stock shall have ten votes per share.

        Anything herein to the contrary notwithstanding, the holders of Common Stock shall have exclusive voting power on all matters at any time when no shares of Class A Common Stock are issued and outstanding and the holders of the Common Stock will have the exclusive voting power on all matters at any time when no shares of the Class A Common Stock are issued and outstanding.

        Dividends and distributions may be declared, paid and made upon the Common Stock as from time to time determined by the Board of Directors of the Corporation and may be paid upon the Common Stock out of any source at the time lawfully available for the payment of dividends or distributions.

        The Common Stock shall not be combined or subdivided unless at the time there is a proportionate combination or subdivision of the Class A Common Stock. If the Class A Common Stock is combined or subdivided, a proportionate combination or subdivision of the Common Stock shall be made at the same time.

CLASS A COMMON STOCK

        Each share of Class A Common Stock of the Corporation of the par value of one cent ($.01) issued and outstanding or held in the treasury of the Corporation immediately before the Effective Time is hereby reclassified and changed into two (2) fully paid and non-assessable shares of Class A Common Stock of the Corporation of the par value on one cent ($.01) (the “Class A Common Stock” herein) each, and each holder of record of a certificate for one or more shares of Class A Common Stock of the Corporation of the par value of one cent ($.01) as of the Effective Time shall be entitled to receive as soon as practicable, and upon surrender of such certificate, a certificate or certificates representing one (1) additional share of Class A Common Stock for each one share of such Class A Common Stock represented by the certificate of such holder.

        At all elections of directors of the Corporation, each holder of the Class A Common Stock shall be entitled to as many votes as shall equal the number of votes which, except for such provisions as to cumulative voting, he would be entitled to cast for the election of directions with respect to his shares of stock multiplied by the number of directors to be elected and he may cast all of such votes for a single director or may distribute them among the number to be voted for, or for any two or more of them as he sees fit.

        Except for the right of cumulative voting in relation to the election of directors as set forth above, each share of Class A Common Stock shall have ten votes per share on all matters that may be submitted to a vote or consent of the shareholders.

        The Common Stock and the Class A Common Stock shall together vote as a class provided that the holders of Common Stock shall have one vote per share and the holders of Class A Common Stock shall have ten votes per share.

        Anything herein to the contrary notwithstanding, the holders of Common Stock shall have exclusive voting power on all matters at any time when no shares of Class A Common Stock are issued and outstanding, and the holders of the Class A Common Stock will have the exclusive voting power on all matters at any time when no shares of the Common Stock are issued and outstanding.

        No dividend may be declared and paid on Class A Common Stock unless the dividend is payable only to the holders of Class A Common Stock and a dividend payable to Common Stock is declared and paid concurrently in respect of outstanding shares of Common Stock in the same number of shares of Common Stock per outstanding share.

        The holders of record of Class A Common Stock may at any time convert any whole number or all of such holder’s shares of Class A Common Stock into fully paid and non-assessable shares of Common Stock of the Corporation at the rate (subject to adjustment as hereinafter provided) of one share of Common Stock for each share of Class A Common Stock converted. Such conversion shall be effected by the holder of Class A Common Stock surrendering such Class A Common Stock certificate or certificates to be converted, duly endorsed, at the office of the Corporation or at any transfer agent for the Corporation or for the Class A Common Stock together with a written election to the Corporation at such office that the holder thereof elects to convert all or the specified number of shares of Class A Common Stock into Common Stock and specifying the name or names in which the holder desires the certificate or certificates for such shares of Common Stock to be issued. Upon conversion, the Corporation shall issue and deliver to such holder or holders, nominee or nominees, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled. Such conversion shall be deemed to have been made at the close of business on the day of presentation for conversion and the person or persons entitled to receive the shares of Common Stock as a result of such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock on such date.

        Before any shares of Common Stock shall be delivered upon conversion, the holders of shares of Class A Common Stock whose shares are being converted into Common Stock shall deliver the certificate or certificates representing such shares to the Corporation or its duly authorized agent (or if such certificates have been lost, stolen, or destroyed, the holder thereof shall execute an agreement satisfactory to the Corporation to indemnify the Corporation from any loss incurred by it in relation to such conversion) specifying the place where the Common Stock issued in conversion thereof shall be sent. The endorsement of the certificate or certificates of Class A Common Stock to be converted into Common Stock shall be in form satisfactory to the Corporation or its agent, as the case may be.

        The number of shares of Common Stock into which the shares of Class A Common Stock may be converted shall be subject to adjustment from time to time in the event of any capital reorganization, reclassification of stock of the Corporation or consolidation or merger of the Corporation with or into another corporation. Each share of the Class A Common Stock shall thereafter be convertible into such kind and amount of securities or other assets or both as are issuable or distributable in respect to the number of shares of Common Stock into which each share of Class A Common Stock is convertible immediately prior to such reorganization, reclassification, consolidation or merger. In any such case, appropriate adjustments shall be made by the Board of Directors of the Corporation in the application of the provisions herein set forth with respect to the rights and interests thereafter of the holders of Class A Common Stock such that the provisions set forth herein (including provisions for adjustment of the conversion rate) shall thereafter be applicable, as nearly as reasonably may be possible in relation to any securities or other assets thereafter deliverable upon conversion of the Class A Common Stock.

        The Corporation shall at all times reserve and keep available out of the authorized and unissued shares of Common Stock, solely for the purpose of effecting the conversion of the outstanding Class A Common Stock, such number of the shares of Common Stock as shall from time to time be sufficient to effect conversion of all outstanding Class A Common Stock and if, at any time, the number of authorized and unissued shares of Common Stock shall not be sufficient to effect conversion of the then outstanding Class A Common Stock, the Corporation shall take such action as may be necessary to increase the number of authorized and unissued shares of Common Stock to such number shall be sufficient for such purposes.

        All certificates representing Class A Common Stock surrendered for conversion shall be appropriately canceled on the books of the Corporation and the shares converted, represented by such certificates, shall be restored to the status of authorized but unissued shares of Class A Common Stock of the Corporation.

        The Class A Common Stock may be issued only to Fred R. Adams, Jr. and members of his immediate family. As used herein “immediate family” is defined as Fred R. Adams, Jr., his spouse, his natural children, his sons-in-law or his grandchildren. In the event any shares of Class A Common Stock, by operation of law or otherwise are, or shall be deemed to be owned by any person other than a member of the immediate family of Fred R. Adams, Jr., as herein defined, the voting power of such stock shall be reduced from ten votes per share to one vote per share.

        Shares of Class A Common Stock shall be automatically converted into Common Stock on a share per share basis in the event the beneficial or record ownership of any such share of Class A Common Stock shall be transferred, without limitation, by way of gift, settlement, will, operation of law or intestacy, to any person or entity that is not a member of the immediate family of Fred R. Adams, Jr.

        The holder of shares of Class A Common Stock of the Corporation may pledge or otherwise utilize Class A Common Stock as security for an obligation of a holder of such stock. Such pledge or utilization shall not be considered as a transfer of ownership for the purposes of determining eligibility of ownership of the Class A Common Stock until the beneficial ownership of any such pledged or hypothecated stock is transferred of record to a pledgee who is not a member of the immediate family of Fred R. Adams, Jr. Conversion into Common Stock shall be deemed to have occurred (whether or not certificates representing such shares are surrendered) as of the close of business on the date of transfer and the person or persons entitled to receive shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock on such date.

        No dividend or distribution may be declared and paid upon the shares of Class A Common Stock unless concurrently therewith a dividend and distribution is also declared and paid upon the shares of Common Stock. Any cash dividend or distribution payable upon the shares of Class A Common Stock shall be in an amount equal to ninety-five per cent of any cash dividend or distribution declared and paid upon the Common Stock on a per share basis.

        The Corporation shall pay any and all taxes or other fees payable in respect of the issuance and delivery of shares of Common Stock issuable as a result of the conversion of Class A Common Stock unless the issuance of Common Stock results from the transfer of Class A Common Stock to a person not entitled to the ownership thereof.

        All shares of Common Stock which may be issued upon conversion of the shares of Class A Common Stock will, upon issuance by the Corporation, be deemed validly issued, fully paid and non-assessable and free from all taxes, liens, and charges with respect to the issuance thereof.

        So long as any shares of Class A Common Stock are outstanding, the Corporation shall not, without first obtaining the approval by vote or written consent in the manner provided by law of the holders of not less than 66 2/3% per cent of the total number of shares of Class A Common Stock outstanding, voting separately as a class, (1) alter or change the rights or privileges of Class A Common Stock, (2) amend any provision of this paragraph 4 affecting the Class A Common Stock or (3) effect any re-classification or re-capitalization of the Corporation’s outstanding capital stock.

        Shares of Class A Common Stock may be issued to any party eligible to own such stock for such consideration, in an amount not less than the par value thereof, as the Board of Directors of the Corporation shall determine to be adequate, including without limitation, shares of the Corporation’s Common Stock on a share for share basis.

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